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                                                                      EXHIBIT 24


                               POWER OF ATTORNEY


          The undersigned does hereby constitute and appoint Bruce Mason and Terry M. Ashwill, and each of them, his attorney-in-fact for the purpose of signing in his name and on his behalf as a director of Foote, Cone & Belding Communications, Inc. (the "Company"), the Company's Annual Report on Form 10-K pursuant to the Securities Exchange Act of 1934 and any registration statement filed during 1993 for the registration under the Securities Act of 1933 of Common Stock of the Company to be issued or sold in connection with the Company's Stock Option, Restricted Stock or Stock Purchase Plans, and of signing any and all amendments to said registration statement and any and all amendments thereto as each thereof is so signed for filing with the Securities and Exchange Commission.

Dated:  March 4, 1994

/s/ John B. Balousek                /s/ William A. Schreyer
- - - - - ------------------------            ------------------------
    John B. Balousek                    William A. Schreyer


/s/ Gregory W. Blaine               /s/ Louis E. Scott
- - - - - ------------------------            ------------------------
    Gregory W. Blaine                   Louis E. Scott


/s/ Laurel Cutler                   /s/ Stephen T. Vehslage
- - - - - ------------------------            ------------------------
    Laurel Cutler                       Stephen T. Vehslage


/s/ Maurice Levy                    /s/ Craig R. Wiggins
- - - - - ------------------------            ------------------------
    Maurice Levy                        Craig R. Wiggins


/s/ Newton N. Minow
- - - - - ------------------------
    Newton N. Minow


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